UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 14, 2015

American Housing Income Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the Amended Resolution of the Board of Directors dated May 14, 2015, which supplemented, amended and revised the Resolution of the Board of Directors dated May 8, 2015 (collectively referred to herein as the “Resolutions”), the Board of Directors authorized Eric Stoffer’s execution of the following materially definitive agreements: (a) the Stock Exchange and Restructuring Agreement (the “Stock Exchange Agreement”) between American Realty Partners, LLC, an Arizona limited liability company and related party (“American Realty”), and the Company dated May 15, 2015, and (b) the Parent-Subsidiary and Operations Agreement (the “Subsidiary Agreement”) between Performance Realty Management, LLC, an Arizona limited liability company and related party (“Performance Realty”), American Realty and the Company, which has as an effective date the “Closing,” as defined under the Stock Exchange Agreement.

The Stock Exchange Agreement was executed on May 15, 2015, but the closing is condition upon satisfaction of the conditions precedent in Article V thereunder.  The closing is also conditioned upon FINRA’s approval of the actions in its Schedule 14C; more specifically, FINRA’s approval of the reverse stock split. The closing of the Stock Exchange Agreement will result in ARP being a wholly-owned subsidiary, and following the closing, the Company will prepare its Form 8-K with an emphasis on Item 5.06 (i.e. change in shell status).  The Subsidiary Agreement shall close concomitant with the closing of the Stock Exchange Agreement.

Under the terms of the Subsidiary Agreement, the Company agrees to be bound by the Operating Agreement for American Realty dated November 1, 2013 (the “ARP Operating Agreement”). The Company further agrees that Performance Realty shall continue to operate as the Manager for American Realty pursuant to the terms of the ARP Operating Agreement, subject to the following amendment to Section 3.10 of the ARP Operating Agreement:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself.  Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., by May 22, 2015, and on the annual anniversary of this issuance, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member’s intent of operating as a real estate investment trust.  In the event such structure impairs or restricts the Member’s intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3.  The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code §707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses.”

In the Subsidiary Agreement, the Company recognizes the value of Performance Realty in continuing to serve as Manager of American Realty until such time the Company determines that the management impairs or restricts the Company’s long-term objective of operating as a real estate investment trust under Maryland law. The parties under the Subsidiary Agreement recognize that until the Company is financially and operationally prepared and positioned to operate as a real estate investment trust, Performance Realty must manage American Realty in order to maintain continuity during this transition in operations. Performance Realty has agreed to take direction from the Company’s Board of Directors regarding those matters set forth in Article 3 of the ARP Operating Agreement. Notwithstanding, the day-to-day administrative and ministerial tasks in operating American Realty are to be performed in the discretion of Performance Realty and its employees and agents, based on their collective education, experience and training. Performance Realty shall provide reporting and general updates to the Company’s Board of Directors in a commercially reasonable manner.

The Stock Exchange Agreement and Subsidiary Agreement are disclosed herein due to the fact that they have been approved by the Company’s Board of Directors, but until such time they are closed, no consideration shall be paid.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Advisory Board Consulting and Compensation Agreement – Sean Zarinegar (Director)

Pursuant to the Resolutions, the Board of Directors ratified and approved the Advisory Board Consulting and Compensation Agreement for Director Sean Zarinegar effective May 15, 2015.  The Company retained Mr. Zarinegar through the issuance of 1,000,000 shares of common stock in the Company upon the Company’s confirmation of the approval of the reverse stock split currently pending with FINRA.  To the extent such split is not approved, the Company shall issue an equivalent amount of common stock based on the same percentage against issued and outstanding shares of common stock in the Company.

The Company has agreed to pay Mr. Zarinegar an annual fee equal to $120,000 or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company’s auditors conclude that the asset-based compensation limits or impairs the Company’s intent of becoming a real estate investment trust or impairs the Company’s status as a publicly reporting company in good standing under the rules promulgated by the United States Securities and Exchange Commission. The Consulting Fee shall be payable at the same time, in the same manner, and  following the same procedures as apply to directors’ fees paid to non-employee directors of the Company.  All such payments shall be paid on a “1099” basis.

The Company also recognizes that Mr. Zarinegar is a significant independent contractor to the Company. In addition to providing advisory services to the Board of Directors based on his education, experience and training in the business operating by the Company, the Advisor is incurring risk and exposure in guaranteeing the Firstkey debt service (which is currently in the final stages of negotiation and will be reported on Form 8-K once closed).  Although the Firstkey debt service is to American Realty, as the parent entity, the Company ultimately benefits from the debt service.  Recognizing that the consideration, above, does not completely compensate Mr. Zarinegar, the Company has agreed to issue Mr. Zarinegar or his designee a total of 3,000,000 shares of the Company’s common stock (post-split) on the first, second and third anniversary. The Company agrees to issue these shares into its treasury for future issuance to Mr. Zarinegar with a legend indicating that the shares are for future issuance under the terms of this Agreement. Mr. Zarinegar and the Company acknowledge that, concomitant with the execution of its employment agreement with Mr. Zarinegar, the Company has approved for execution and has executed the Stock Exchange Agreement.  In the event counsel for the Company or its tax advisors advise the Company that the stock issuance to Mr. Zarinegar might impair the intended tax-free reorganization under the Stock Exchange Agreement, the Company shall agree to hold the shares identified herein in escrow until such time the Board of Directors and its advisors conclude that the shares may be issued in any manner that does not interfere with the intended tax free restructuring of the Company.  Mr. Zarinegar’s profile has been disclosed in previous filings, and is incorporated herein by reference.

Mr. Zarinegar’s agreement is subject to specific termination provisions.  In the event of Mr. Zarinegar’s death or total  disability  (defined as his inability to perform his duties under the agreement for three (3) consecutive  fiscal quarters)  during the Term, the agreement  shall  terminate  on the  date  of  such  death  or disability; provided that, such termination does not relieve the Company of its obligations to make the payments set forth in the agreement accrued through the date of such termination. The Company may terminate the agreement for “Cause” at any time and without notice. The Company shall have “Cause” to terminate the agreement if (a) Mr. Zarinegar breaches any provision of this Agreement, or (b) Mr. Zarinegar engages in conduct which is intentionally injurious to the Company as determined by the Board. It is not considered termination for “Cause” if Mr. Zarinegar is terminated through a majority vote of the shareholders entitled to vote.

If Mr. Zarinegar is terminated by the Company for Cause or if he voluntarily terminates his services prior to the end of the Term (other than due to death or disability), in consideration of a release of any actual or perceived claims Mr. Zarinegar might have against the Company, within three weeks from the date of termination, Mr. Zarinegar may send confirmation of his release of any and all claim, and in turn, the Company shall pay the him fifty-percent (50%) of the balance due and owing over the balance of the Term (the “For Cause Severance Payment”). The Company shall pay half of the For Cause Severance Payment within sixty (60) days of Mr. Zarinegar’s confirmation of release, and the balance within sixty (60) days thereafter.

In the event the Company does not pay the For Cause Severance Payment as agreed upon herein, Mr. Zarinegar may elect to either retract his confirmation of release, or demand a note in the amount due and owing earning six-percent interest per annum requiring twelve equal monthly installments due on the 1st day of each successive month (the “Note Obligation”).  The parties agree that the Note Obligation does not need to be memorialized in a separate agreement, unless the parties mutually agree otherwise.  In the event of breach of the Note Obligation, the confirmation of release shall be null and void, and Mr. Zarinegar shall retain any and all rights, claims and actions against the Company, including but not limited to, the amounts due under the Note Obligation.

If Mr. Zarinegar is terminated by the Company other than for Cause prior to the end of the Term, or is terminated by vote of the majority of shareholders entitled to vote, Mr. Zarinegar shall be entitled to payment of one-hundred percent (100%) of the balance due and owing over the balance of the Term (the “No Cause Severance Payment”). The Company shall pay half of the No Cause Severance Payment within sixty (60) days of Advisor’s confirmation of release, and the balance within sixty (60) days thereafter.

In the event the Company does not pay the No Cause Severance Payment as agreed upon herein, Mr. Zarinegar may elect to either retract his confirmation of release, or demand a note in the amount due and owing earning six-percent interest per annum requiring twelve equal monthly installments due on the 1st day of each successive month (the “Note Obligation”).  The Parties agree that the Note Obligation does not need to be memorialized in a separate agreement, unless the Parties mutually agree otherwise. In the event of breach of the Note Obligation, the confirmation of release shall be null and void, and Mr. Zarinegar shall retain any and all rights, claims and actions against the Company, including but not limited to, the amounts due under the Note Obligation. In the event Mr. Zarinegar resigns from the Board of Directors, and voluntarily terminates the agreement, Mr. Zarinegar agrees to waive any and all remaining amounts due as a Consulting Fee, but retains the right to reimbursement of any expenses. Regardless of the basis for termination, the Company shall issue the shares of common stock identified in the agreement within fifteen (15) days of the notice of termination.

Advisory Board Consulting and Compensation Agreement – Kenneth Hedrick (Director)

Pursuant to the Resolutions, the Board of Directors ratified and approved the Board Director Agreement for Director Kenneth Hedrick effective May 15, 2015.  In consideration of Director’s services, the Company has agreed to issue 25,000 shares of restricted common stock in the Company to Director upon the Company’s confirmation of the approval of the reverse stock split currently pending with FINRA, and to the extent such split is not approved, an equivalent issuance based on the same percentage against issued and outstanding shares in the Company. The shares issued in lieu of compensation shall be assessable against the Company, and considered issued and outstanding.  Mr. Hedrick’s profile has been disclosed in previous filings, and is incorporated herein by reference.

Executive Agreement and Compensation Schedule – Eric Stoffers (Chief Executive Officer and President)

Pursuant to the Resolutions, the Board of Directors ratified and approved the Executive Agreement and Compensation Schedule for Chief Executive Officer and President (and Chairman of the Board), Eric Stoffers effective May 15, 2015.  The Company and Mr. Stoffers acknowledge that until further mutual agreement between the parties that Mr. Stoffers may be providing additional services to the Company, Company’s affiliates or subsidiaries, and might not be able to dedicate his full time and attention to the Company.  Mr. Stoffers’ current compensation shall continue until such time the Company’s Board of Directors and Mr. Stoffers agree to terminate “Condition No.1” in favor of “Condition No. 2,” below, or the Agreement is terminated as provided for therein.

Under Condition No. 1, the Company agrees to pay Mr. Stoffers compensation as a 1099 independent contractor unless the Company and Mr. Stoffers are advised that Mr. Stoffers is required to be a W2 employee of the Company.  The Company agrees to pay Mr. Stoffers a signing bonus of Twenty-Five Thousand Dollars ($25,000.00). The Company agrees to issue 25,000 shares of common stock in the Company to Mr. Stoffers at the time of the issuance of the pro rata shares to the “ARP Members” at the time of the effectiveness of the Stock Exchange Agreement, or as soon as possible and Mr. Stoffers shall immediately retain all rights and benefits from these shares, i.e. the shares are not redeemable by the Company absent mutual consent of the parties.

The Company agrees to pay Mr. Stoffers compensation in the amount of $25,000 per annum retroactively beginning March 2, 2015 to be paid weekly in the usual course of the Company’s payroll. The Company agrees to the following escalators: (a) Company has agreed to increase Mr. Stoffers’ compensation by an additional $25,000 per annum and shall issue an additional issuance of 25,000 shares of common stock in the Company to Mr. Stoffers when the Company achieves the milestone of a gross revenue of $1,000,000 per annum; (b) Company has agreed to increase Mr. Stoffers’ compensation by an additional $25,000 per annum when the Company has achieved the milestone of a gross revenue of $1,500,000 per annum; and (c) Company has agreed to increase Mr. Stoffer’s compensation by an additional $25,000 per annum, and issue an additional issuance of 25,000 shares of common stock in the Company to Mr. Stoffers when the Company has achieved the milestone of a gross revenue of $2,000,000 per annum.

This schedule is effective upon ratification and approval in writing by the Company’s Board of Directors and Executive, or immediately upon Executive time consideration becoming exclusive to performing those services considered to be common and required of a President and Chief Executive Officer.  Upon the Effective Date of this Condition No. 2, unless otherwise mutually agreed to by the parties, Executive shall be compensated as an employee.

Under Condition No. 2, unless subsequently modified by the Company and Mr. Stoffers in writing, the Company agrees to continue paying Mr. Stoffers any and all compensation earned and/or discussed according to Condition No.1, and the Company agrees to negotiate an increase in compensation to Mr. Stoffers at such time the Company’s Board of Directors and Mr. Stoffers terminates Condition No.1 in favor of Condition No.2, and the Company agrees to the issuance of 25,000 shares of additional common stock in the Company to Mr. Stoffers as of the close of business on the date of the first anniversary of the implementation of Condition No. 2, plus any other benefits under this Condition No. 2.  In consideration of Condition No. 2, Mr. Stoffers agrees to dedicate his full time, effort and talents to performance as Chief Executive Officer and President.  Furthermore, in the event of Condition No. 2, Mr. Stoffers agrees that the Conditional Non-Compete and Condition Non-Solicit provisions under the agreement (Section 8 and Section 9, respectively) are in full force and effect.

Executive Agreement and Compensation Schedule – Bill Deegan (Chief Financial Officer, Treasurer and Secretary)

Pursuant to the Resolutions, the Board of Directors ratified and approved the Executive Agreement and Compensation Schedule for Chief Financial Officer, Treasurer and Secretary, Bill Deegan effective May 15, 2015.  Mr. Deegan has replaced Ms. Kirby as Secretary.  There are no disputes associated with Ms. Kirby’s resignation.  Mr. Deegan’s compensation is similar to Mr. Stoffers in that his compensation also includes a Condition No. 1 and Condition No. 2.

Under Condition No. 1, the Company agrees to issue 25,000 shares of common stock in the Company to Mr. Deegan at the time of the issuance under the Share Exchange Agreement, or as soon as possible and Mr. Deegan shall immediately retain all rights and benefits from these shares, i.e. the shares are not redeemable by the Company absent mutual consent of the parties.  The Company agrees to the issuance of common stock in the Company valued at $24,000 as of the close of business on the yearly anniversary of the Effective Date in this Condition No.1. In the event the Company’s Board of Directors ratifies Condition No. 2, below, Mr. Deegan shall retain all rights and benefits from these shares, i.e. the shares are not redeemable by the Company absent mutual consent of the parties.

Under Condition No. 2, unless subsequently modified by the Company and Mr. Deegan in writing, the Company agrees to pay Mr. Deegan gross wages in the amount of $24,000, and the issuance of common stock in the Company valued at $24,000 as of the close of business on the date of the first anniversary of the Effective Date for Condition No. 2, plus any other benefits.  In consideration of this compensation, Mr. Deegan agrees to dedicate his full time, effort and talents to performance as an executive for the Company. Mr. Deegan further agrees that the Conditional Non-Compete and Condition Non-Solicit provisions under the agreement (Section 8 and Section 9, respectively) are in full force and effect.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
1.0	Stock Exchange and Restructuring Agreement
2.0	Parent/Subsidiary and Operations Agreement
3.0	Advisory Board Consulting and Compensation Agreement (Zarinegar)
4.0	Board Director Agreement (Hedrick)
5.0	Executive Agreement and Compensation Schedule (Stoffers)
6.0	Executive Agreement and Compensation Schedule (Deegan)
7.0	Resolution of the Board of Directors (May 8, 2015)
8.0	Amended Resolution of the Board of Directors (May 14, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Eric Stoffers
Name:  Eric Stoffers
Title: Chief Executive Officer and President

Dated: May 15, 2015